Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. EST available at: www.marvel.com/webcasts or www.fulldisclosure.com

MARVEL REPORTS 2005 EARNINGS PER SHARE OF $0.97,

INCLUSIVE OF A ONE-TIME CHARGE

- Marvel Raises 2006 EPS Guidance Range to $0.44 - $0.55,

Principally Reflecting Accretion From Share Repurchases -

New York, New York – February 23, 2006 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the fourth quarter and year ended December 31, 2005. The Company’s Q4 and full-year 2005 results, reviewed below, reflect a one-time, pre-tax cash charge of $12.5 million for the early termination of the licensing agreement with its toy licensee, Toy Biz Worldwide Ltd. Marvel’s independent auditors are in the process of completing their audit of the Company's 2005 consolidated annual financial statements and their evaluation of the design and effectiveness of the Company's internal controls pursuant to Section 404 of the Sarbanes-Oxley Act. The independent auditor's report will be included in the Company's Form 10-K, which the Company expects to file no later than the March 15th filing deadline.

Marvel Entertainment, Inc. Segment Net Sales/Operating Income (Unaudited) (in millions, except per share data)
	Three Months Ended December 31, 2005 2004		Twelve Months Ended December 31, 2005 2004
Licensing: Net Sales	$ 81.7	$ 56.7	$ 230.1	$ 214.7
Operating Income (1)	55.4	34.3	143.4	152.7
Publishing: Net Sales	23.4	22.0	92.4	86.0
Operating Income	8.6	11.6	36.3	37.3
Toys: Net Sales	12.0	21.8	68.0	212.8
Operating Income (2)	(12.5)	2.9	15.5	58.1
Corporate Overhead:	(6.7)	(7.4)	(24.1)	(23.7)
TOTAL NET SALES	$ 117.1	$100.5	$390.5	$513.5
TOTAL OPERATING INCOME	$ 44.8	$41.4	$ 171.1	$224.4

(1) FY 2004 operating income benefited from a higher percentage of Spider-Man Merchandising L.P. revenues, which have a 100% operating margin since the studio share expense is recorded below operating income as a minority interest.

(2) Fourth quarter 2005 and FY 2005 toy results include a one-time charge of approximately $12.5 million associated with the early termination of Marvel’s toy licensee, Toy Biz Worldwide Ltd.

Marvel’s Chairman, Morton Handel, commented, “We are pleased with the financial results for 2005 and the strong cash flows generated by our operations. Several watershed events in 2005 have set the stage for the next phase of Marvel’s growth. We announced a slate of feature films to be produced by Marvel using non-recourse, third-party debt financing. We are actively working on scripts for Captain America, Ant-Man and Nick Fury and expect that one of these could be our first film in production next year with a release in 2008. In addition, the rights for Hulk and Iron Man reverted back to Marvel, which will enable the Company to secure a significantly higher portion of the economic benefit than under the previous licenses signed several years ago. In global licensing, we completed a video game extension agreement with Activision for our Spider-Man and X-Men properties and announced a multi-player online persistent universe game with Microsoft, both leaders in their respective industry segments. Lastly, early in 2006 we entered into a five-year toy license with Hasbro in the action figure and role play toy categories, which should extend the global reach of the Marvel brand.”

Marvel Entertainment Q4 2005 Results, 2/23/06	page 2 of 7

Fourth Quarter Segment Review:

•

Licensing Segment net sales increased 44% from the year-ago period to $81.7 million in Q4 2005, primarily due to a $50 million video game extension with Activision, which offset lower contributions from Spider-Man Merchandising L.P. (the limited partnership between Marvel and Sony, referred to as “Spider-Man L.P.”) for Spider-Man movie merchandising. International licensing net sales, excluding Spider-Man L.P. activity, decreased 37% year-over-year to $7.1 million in Q4 2005, although full year results totaled $36.5 million, an increase of 10% over 2004, and were above the 2005 guidance of $35 million.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Twelve Months Ended
	12/31/05	12/31/04	12/31/05	12/31/04
Domestic Consumer Products	$ 68.1	$13.5	$145.3	$ 92.4
International Consumer Products	7.1	11.2	36.5	33.3
Spider-Man L.P.	4.3	27.9	24.7
Studios	2.2	4.1	23.6	21.5
Total	$ 81.7	$56.7	$230.1	$214.7

Operating margins in the licensing division were 68% in Q4 2005 compared to 61% in the prior-year period. The prior year-period included a substantial legal accrual related to the settlement of litigation.

•

Marvel’s Publishing Segment net sales increased 6% from the year-ago period to $23.4 million. This year-over-year increase is due primarily to higher advertising revenues. Publishing segment operating income in Q4 2005 was $8.6 million, an operating margin of 37%, compared to an operating margin of 53% in the prior-year period, which included roughly $2.4 million in one-time gains.

•

The transition in Marvel’s Toy Segment net sales from Marvel-produced action figures and accessories based on lines such as Lord of The Rings and the Spider-Man 2 movie in 2004 to lines produced by our toy licensee in 2005 led to an expected decline in segment revenues. Fantastic Four toy sales by Marvel’s toy licensee were $2.8 million in Q4 2005, bringing full-year sales of this product line to approximately $69 million. Fourth-quarter operating results in the toy division included the charge associated with the previously mentioned termination of the license agreement with Toy Biz Worldwide. Excluding this charge, operating margins for the quarter were below Q4 2004, resulting from a relatively unchanged expense structure on a lower revenue base.

Marvel Entertainment, Inc. Toy Sales Summary (Unaudited) (in millions)
	Three Months Ended		Twelve Months Ended
	12/31/05	12/31/04	12/31/05	12/31/04
Toy License:	$ 3.4	$17.3	$ 16.2	$197.6
- Toy Royalties	4.3	2.5	25.3	9.3
- Fees for Services Rendered	4.3	2.0	26.5	5.9
Total Toy Segment	$ 12.0	$21.8	$ 68.0	$212.8

Marvel Entertainment Q4 2005 Results, 2/23/06	page 3 of 7

Balance Sheet Update:

During Q4 2005 Marvel repurchased 6.9 million shares of its common stock for an aggregate consideration of $113 million under the existing $250 million share repurchase authorization. The Company purchased an additional 5.1 million shares for a cost of $82.4 million during Q1 2006 through February 22, 2006. Marvel had cash and short-term investments of $47.7 million as of December 31, 2005.

Marvel Studios (Development and release dates for licensed properties are controlled by studio partners)
Marvel Character Feature Film Line-Up For 2006
Film/Character	Studio/Distributor	Status
X-Men 3	Fox	Currently editing, May 26, 2006 release
Marvel Character Feature Film Line-Up For 2007
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	Filming completed, currently in post-production, February 16, 2007 release (1)
Spider-Man 3	Sony	In production, May 4, 2007 release (1)
Fantastic Four 2	Fox	Director, In scripting, July 4, 2007 release
Marvel Character Feature Film Development Pipeline (Partial List)
Film/Character	Studio/Distributor	Status
Wolverine	Fox	TBD
Hulk 2	TBD	TBD
Iron Man	TBD	TBD
Thor	TBD	TBD
The Punisher 2	Lions Gate	TBD (1)

Film Projects Included in the Marvel Film-Backed Credit Facility
Ant-Man, The Avengers, Black Panther, Captain America, Cloak & Dagger, Doctor Strange, Hawkeye, Nick Fury, Power Pack and Shang-Chi. The first film is anticipated for release in 2008.

Marvel Character Animated Direct-to-Video Projects in Development

Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Four projects in 2D/3D format are in production with the first releases slated for 2006. Titles include: Ultimate Avengers (released February 21, 2006), Ultimate Avengers 2, Iron Man and Doctor Strange.

Marvel Character Animated TV Projects in Development

Fantastic Four: Partnership with Moonscoop SAS (formerly Antefilms Productions) to produce an original animated television series based on the Fantastic Four. Twenty-six, 30-minute 2D/3D animated episodes are planned with initial TV airings in 2006.
Wolverine: In development to produce 26 episodes.
Iron Man: In development to produce 26 episodes.

Marvel Character Live Action TV Projects in Development
Alter Ego; Blade, premiering on Spike TV in 2006 (1); Skrull Kill Krew.

2006 Video Game Release (Release date controlled by Publishing partners)
Publisher	Character	Release
Activision	X-Men 3	1H 2006 (1)
(1)	Represents a change from the previously supplied schedule

TBD = To Be Determined

Marvel Entertainment Q4 2005 Results, 2/23/06	page 4 of 7

Guidance and Drivers: Cash flow from operations exceeded $135 million in 2005 and is expected to exceed $100 million in 2006 as cash payments from licensing contracts are made to the Company. Marvel is revising its 2006 guidance ranges to account for the shift in toy revenues to a greater percentage of wholesale sales and the positive impact of share repurchases to-date on the 2006 diluted EPS.

Marvel Entertainment – Financial Guidance
(in millions, except per-share amounts)	Updated 2006 Guidance (1)	Previous 2006 Guidance (1, 3)	2005 Actual
Net sales	$320 - $350	$270 - $300	$390
Net income	$38 - $53	$38 - $53	$103 (2)
Diluted EPS	$0.44 - $0.55	$0.37 - $0.52	$0.97 (2)

(1) 2006 guidance includes approximately $16 million in interest and non-cash amortization expenses related to Marvel’s $525 million feature film production credit facility.

(2) FY 2005 net income and diluted EPS include a one-time charge of approximately $12.5 million associated with the early termination of Marvel’s toy licensee, Toy Biz Worldwide Ltd.

(3) Previous 2006 guidance ranges were originally provided on November 9, 2005.

2006 Financial Guidance:

Marvel’s financial guidance reflects the following factors:

•	Nominal contributions from the X-Men 3 feature film slated for release in 2006.
•	Modest expected initial contributions from animated projects: Ultimate Avengers direct-to-DVD in Q1 2006 and the Fantastic Four animated television series in Europe.
•	Contributions from wholesale sales of X-Men 3 movie, Curious George and Marvel Legends toys.
•	No contribution expected from the Spider-Man L.P. (compared to roughly $25 million in 2005).
•	Studio revenues of $10 - $13 million (compared to $25 million in 2005).
•	Continued, modest top-line and bottom-line growth from the publishing division.
•	Approximately $16 million in interest and non-cash amortization expense related to Marvel’s $525 million non-recourse credit facility for feature film production.
•	Roughly $5 million of incremental non-cash expenses related to the expensing of stock options.
•	Up to $5 million in incremental expenses related to the expansion of activities and infrastructure within the Marvel Studio operations.
•	Marvel’s guidance does not reflect the impact of any additional share repurchase activity since February 22, 2006.

Marvel cautions investors that inherent variability in the timing of license opportunities and entertainment events, the timing of their revenue recognition, and their level of success may contribute to sequential and year-over-year variability in its interim financial results and could have a material impact on quarterly results as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's major licensees, delays and cancellations of movies and television productions based on Marvel characters, poor performance of major movies based on Marvel characters, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China.

Marvel Entertainment Q4 2005 Results, 2/23/06	page 5 of 7

In addition, in connection with Marvel’s studio operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s or Marvel Studios’ financial performance to differ materially from that expressed in any forward-looking statements made by Marvel: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity which could interrupt film production, (v) that Marvel Studios has not, in the past, produced film projects on its own, (vi) changes or disruptions in the way films are distributed including a decline in the profitability of the DVD market, (vii) piracy of films and related products, (viii) that only a limited number of films will be released, (ix) fluctuations in reported income or loss or difficulties in implementing internal controls related to the accounting of film production activities, (x) Marvel Studios’ dependence on a single distributor, (xi) the potential inability of Marvel’s subsidiaries to meet the conditions necessary for an initial funding of a film under the Film Facility, and (xii) the potential inability of Marvel’s subsidiaries to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test).

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q4 2005 Results, 2/23/06	page 6 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net sales	$117,095	$100,492	$390,507	$513,468
Costs and expenses:
Costs of revenue (excluding depreciation expense)	12,972	17,888	50,517	159,589
Selling, general and administrative	58,859	45,752	166,456	142,839
Depreciation and amortization	1,159	877	4,534	3,783
Total costs and expenses	72,990	64,517	221,507	306,211
Equity in net income of Spider-Man L.P.	——	——	—	9,039
Other income, net	674	5,380	2,167	8,117
Operating income	44,779	41,355	171,167	224,413
Interest expense	3,037	——	3,982	20,487
Interest income and other expense, net	745	802	3,863	2,946
Income before income taxes and minority interest	42,487	42,157	171,048	206,872
Income tax expense	(15,699)	(5,364)	(62,820)	(64,631)
Minority interest in consolidated Spider-Man L.P.	(869)	(6,669)	(5,409)	(17,364)
Net income	$25,919	$30,124	$102,819	$124,877

Basic earnings per share attributable to common stock	$0.27	$0.29	$1.03	$1.17
Weighted average number of basic shares outstanding	94,612	104,642	99,594	107,173

Diluted earnings per share attributable to common stock	$0.26	$0.27	$0.97	$1.10
Weighted average number of diluted shares outstanding	100,534	111,794	106,058	113,957

Marvel Entertainment Q4 2005 Results, 2/23/06	page 7 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2005	December 31, 2004
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents.	$32,610	$50,071
Short–term investments	15,139	154,719
Accounts receivable, net	59,108	73,576
Inventories, net	9,177	6,587
Deferred income taxes, net	19,553	7,981
Prepaid expenses and other current assets	4,785	2,734
Total current assets	140,372	295,668

Molds, tools and equipment, net	5,659	5,553
Product and package design costs, net	1,023	1,249
Goodwill	341,708	341,708
Accounts receivable, non–current portion	20,290	37,718
Deferred income taxes, net	34,393	32,583
Deferred financing costs	20,751	–
Advances to joint venture partner	3,489	–
Other assets	3,794	335

Total assets	$571,479	$714,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,724	$6,006
Accrued royalties	65,891	57,879
Accrued expenses and other current liabilities	57,360	43,962
Minority interest to be distributed	–	8,428
Income taxes payable	10,737	10,129
Deferred revenue	10,865	27,033
Total current liabilities	148,577	153,437
Deferred revenue, non-current portion	24,787	14,712
Film slate facility obligation	25,800	–
Other liabilities	12,224	165
Total liabilities	211,388	168,314

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 121,742,534 issued and 90,205,853 outstanding in 2005 and 120,442,988 issued and 105,101,788 outstanding in 2004	1,216	1,205
Deferred stock compensation	(6,242)	(5,164)
Additional paid-in capital	594,874	577,169
Retained earnings	169,762	66,943
Accumulated other comprehensive loss	(3,983)	(2,652)
Total stockholders’ equity before treasury stock	755,627	637,501
Treasury stock, 31,536,681 shares in 2005 and 15,341,200 shares in 2004	(395,536)	(91,001)
Total stockholders’ equity	360,091	546,500

Total liabilities and stockholders’ equity	$571,479	$714,814

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